UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 28, 2021
ThredUp Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40249	26-4009181
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

969 Broadway, Suite 200 Oakland, California	94607
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (415) 402-5202
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	TDUP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01      Other Events.
On July 28, 2021, ThredUp Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with certain selling stockholders (the “Selling Stockholders”) and Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC and Barclays Capital Inc., as representatives of the several underwriters named therein (the “Underwriters”), relating to an offering (the “Offering”) of 6,424,369 shares of the Company's Class A common stock, par value $0.0001 per share (“Class A Common Stock”), consisting of 2,000,000 shares to be issued and sold by the Company and 4,424,369 shares to be sold by existing stockholders of the Company, pursuant to the Company’s Registration Statement on Form S-1 (File No. 333-258168) at a public offering price of $24.25 per share.
The Selling Stockholders granted the Underwriters a 30-day option from the date of the Underwriting Agreement to purchase from the Selling Stockholders up to 963,655 additional shares of Class A Common Stock. On July 29, 2021, the Underwriters exercised in full their 30-day option to purchase 963,655 additional shares of Class A Common Stock from the Selling Stockholders.
On July 28, 2021, the Company issued a press release announcing the pricing of the Offering. A copy of this press release is attached hereto as Exhibit 99.1, and the information contained therein is incorporated herein by reference.
On August 2, 2021, the Company, the Selling Stockholders and the Underwriters completed the Offering. The Company received net proceeds from the Offering of approximately $45.3 million (net of underwriting discounts and commissions). As described in the prospectus, the Company intends to use the proceeds for working capital, other general corporate purposes and to fund its growth strategies. The Company did not receive any proceeds from the sale of Class A Common Stock sold by the Selling Stockholders.
Item 9.01      Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated July 28, 2021.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THREDUP INC.

Date: August 2, 2021	By:	/s/ Sean Sobers
Sean Sobers
Chief Financial Officer